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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
File No. 333-206876

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price per Share	Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $.001 per share	40,250,000	$8.00	$322,000,000	$40,089

(1)
Includes 5,250,000 shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares of common stock to cover overallotments.

(2)
This filing fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933 and relates to our Registration Statement on Form S-3 (File No. 333-206876).

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 11, 2015)

35,000,000 Shares

SRC Energy Inc.

Common Stock

         We are selling 35,000,000 shares of our common stock.

         Our shares trade on the NYSE American under the symbol "SRCI." On November 7, 2017, the last sale price of the shares as reported on the NYSE American was $9.02 per share.

         Concurrently with this offering, and subject to market conditions, we are conducting an offering to qualified institutional buyers and non-US persons outside of the U.S., which is exempt from registration under the Securities Act of 1933 (the "Securities Act") of $550 million in aggregate principal amount of our senior notes due 2025 (the "senior notes"), which we refer to as the concurrent notes offering. No senior notes are being offered by this prospectus supplement. We cannot assure you that the concurrent notes offering will be completed or, if completed, on what terms it will be completed. This offering is not contingent upon the closing of the concurrent notes offering, however, the concurrent notes offering is contingent upon the closing of this offering.

         We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent notes offering, to finance the acquisition of an aggregate of approximately 30,200 net acres in Weld County, Colorado for aggregate consideration to the sellers of approximately $568 million, subject to certain adjustments, to pay related fees and expenses, to redeem or repurchase our existing 9% senior notes due 2021 (the "existing senior notes"), and for general corporate purposes, which may include repaying amounts borrowed under our revolving credit facility.

         Investing in the common stock involves risks, including those described in the "Risk Factors" section beginning on page S-11 of this prospectus supplement.

	Public offering price	Underwriting discounts and commissions	Proceeds, before expenses, to us
Per Share	$8.00	$0.24	$7.76
Total	$280,000,000	$8,400,000	$271,600,000

         The underwriters may also exercise their option to purchase up to an additional 5,250,000 shares from us, at the price per share set forth above, for 30 days after the date of this prospectus supplement to cover over-allotments, if any.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The shares will be ready for delivery on or about November 13, 2017.

Joint Book-Running Managers

Credit Suisse	J.P. Morgan
Citigroup	SunTrust Robinson Humphrey

Senior Co-Manager

KeyBanc Capital Markets

Co-Managers

BMO Capital Markets		BofA Merrill Lynch
Capital One Securities		Deutsche Bank Securities
Johnson Rice & Company L.L.C.		Raymond James
Scotia Howard Weil		Wells Fargo Securities
Baird	Simmons & Company International Energy Specialists of Piper Jaffray
Stephens Inc.		Stifel
Imperial Capital	Seaport Global Securities	Tuohy Brothers

The date of this prospectus supplement is November 9, 2017

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and certain other matters relating to our business. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. You should read this prospectus supplement and the accompanying prospectus as well as the additional information described under "Incorporation of Certain Information by Reference" on page S-33 of this prospectus supplement before investing in our common stock. Also see "Special Note Regarding Forward-Looking Statements" on page S-iii of this prospectus supplement.

        We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement.

        We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in each of this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus is accurate as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus when making your investment decision.

        Unless otherwise stated or the context otherwise requires, information in this prospectus supplement assumes completion of the concurrent notes offering and that the underwriters for this offering of our common stock will not exercise their over-allotment option to purchase additional shares of our common stock. In addition, unless otherwise stated or the context otherwise requires, the information in this prospectus supplement does not give effect to the GCII Acquisition (as defined below).

        Unless otherwise indicated or the context requires otherwise, all references in this prospectus supplement to "SRC", the "Company", "we," "us," or "our" are to SRC Energy Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") regarding our business, financial condition, results of operations, and prospects. All statements other than statements of historical facts included in and incorporated by reference into this report are "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely," or similar expressions indicate forward-looking statements. These statements relate to, among other things: the closing of the GCII Acquisition, the timing of such closing, and the expected benefits of that acquisition; future production and capital expenditures; drilling locations; rates of return; and our future strategies, plans and objectives.

        The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this prospectus supplement reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, oil, natural gas, and natural gas liquids ("NGLs"), and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

        Important factors that could cause our actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to:

  •
  our ability to consummate the GCII Acquisition and to realize the expected benefits from the properties being acquired;

  •
  the impact of title and environmental defects and other matters relating to the value of the properties we are acquiring in the GCII Acquisition and any other acquisition;

  •
  declines in oil and natural gas prices;

  •
  operating hazards that adversely affect our ability to conduct business;

  •
  uncertainties in the estimates of proved reserves;

  •
  operating results that fail to meet our expectations;

  •
  the effect of seasonal weather conditions and wildlife and plant species restrictions on our operations;

  •
  our ability to fund, develop, produce, and acquire additional oil and natural gas reserves that are economically recoverable;

  •
  our ability to obtain adequate financing;

  •
  the effect of local and regional factors on oil and natural gas prices;

  •
  incurrence of ceiling test write-downs;

  •
  our inability to control operations on properties that we do not operate;

  •
  the availability and capacity of gathering systems, pipelines, and other midstream infrastructure for our production;

  •
  the strength and financial resources of our competitors;

  •
  our ability to successfully identify, execute, and effectively integrate acquisitions, including the GCII Acquisition;

  •
  the effect of federal, state, and local laws and regulations;

  •
  the effects of, including costs to comply with, environmental legislation or regulatory initiatives, including those related to hydraulic fracturing;

  •
  our ability to market our production;

  •
  the effects of local moratoria or bans on our business;

  •
  the effect of environmental liabilities;

  •
  the effect of the adoption and implementation of statutory and regulatory requirements for derivative transactions;

  •
  changes in U.S. tax laws;

  •
  our ability to satisfy our contractual obligations and commitments;

  •
  the amount of our indebtedness and our ability to maintain compliance with debt covenants;

  •
  the effectiveness of our disclosure controls and our internal controls over financial reporting;

  •
  the geographic concentration of our principal properties;

  •
  our ability to protect critical data and technology systems;

  •
  the availability of water for use in our operations; and

  •
  the risks and uncertainties described and referenced in "Risk Factors."

        Furthermore, we urge you to carefully review and consider the disclosures made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties that may affect our business, financial condition, results of operations and cash flows as discussed in "Risk Factors" beginning on page S-11 of this prospectus supplement and the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 23, 2017 (the "2016 10-K"). We caution you not to place undue reliance on forward-looking statements, which speak only as of the respective dates on which they were made.

        We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus supplement or currently unknown facts or conditions or the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides a brief overview of us and the key aspects of this offering. This summary does not contain all of the information that may be important to you. For a more complete understanding, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information presented under the headings "Risk Factors" and "Special Note Regarding Forward-Looking Statements," and the documents incorporated by reference herein.

 SRC Energy Inc.

Our Company

        We are an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil, natural gas, and NGLs, in the Denver-Julesburg Basin ("D-J Basin") of Colorado, which we believe to be one of the premier, liquids-rich oil and natural gas resource plays in the United States. The D-J Basin generally extends from the Denver metropolitan area throughout northeast Colorado into Wyoming, Nebraska, and Kansas. It contains hydrocarbon-bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, Sussex, J-Sand, and D-Sand. The area has produced oil and natural gas for over fifty years and benefits from established infrastructure including midstream and refining capacity, long reserve life, and multiple service providers.

        All of our drilling and completion activities are focused on development in the Wattenberg Field in Weld County, Colorado, an area that covers the western flank of the D-J Basin. Currently, we are focused on the horizontal development of the Codell and Niobrara formations, which are characterized by relatively high liquids content and where we have historically achieved high well-level rates of return. Based on representative acquisition costs of $15,000 to $20,000 per acre and drilling and completion costs of $3.75 million, we project that a typical medium-length well in our Greeley-Crescent development area in the Wattenberg Field with estimated ultimate recoveries of 800 to 1,000 MBOE will generate well-level internal rates of return between 42% and 81% (assuming realized prices of $50.00 per barrel of oil, $3.00 per Mcf of natural gas and $15.00 per barrel of NGLs).

        In order to maintain operational focus while preserving developmental flexibility, we strive to attain operational control of a majority of the wells in which we have a working interest. We currently operate approximately 90% of our proved producing reserves and anticipate operating substantially all of our future net drilling locations.

        According to a reserve report audited by Ryder Scott Company, L.P. ("Ryder Scott"), our proved reserves as of September 30, 2017 were 55.1 MMBbls of oil, 42.4 MMBls of NGLs and 395.0 Bcf of natural gas, based on assumed prices, before differentials, of $49.81 per barrel of oil and $3.00 per Mcf of natural gas. Approximately 48.4% of our reserves as of September 30, 2017 were proved developed.

GCII Acquisition

        On November 7, 2017, we entered into a purchase and sale agreement with Noble Energy, Inc. and one of its subsidiaries (the "Noble Agreement") for the acquisition of approximately 30,200 net acres of undeveloped acreage and non-operated properties in Weld County, Colorado (the "GCII Acquisition") for $568 million, subject to certain adjustments. The transaction will be given economic effect as of November 1, 2017. We estimate that the properties to be acquired produced an average of approximately 2,500 BOE/d in the third quarter of 2017. The closing is subject to customary conditions, including the accuracy of representations and warranties and the performance of certain covenants, and is currently expected to occur in December 2017.

        We have identified over 600 gross potential horizontal drilling locations on the acreage to be acquired, assuming 16 to 22 wells per drilling unit. We believe that the GCII Acquisition will allow us to achieve continued efficiencies from extending our contiguous acreage position. We estimate that the operated properties to be acquired will have an average working interest of approximately 75% and an average net revenue interest of approximately 79%.

        The Noble Agreement allows us to conduct customary environmental and title due diligence following the execution of the agreement, and provides that if defects are identified prior to closing, the purchase price may be adjusted, or the agreement may be terminated, in certain circumstances. Subject to our right to be indemnified in limited circumstances, we would assume substantially all liabilities associated with the acquired properties.

        Completion of the GCII Acquisition is not conditioned on financing. We expect to fund the acquisition using the proceeds of this offering and the proceeds of the concurrent notes offering. Assuming completion of the GCII Acquisition, we anticipate our capital expenditures to be approximately $400 million for 2017 and approximately $500 million for 2018, depending on the timing of potential increased operations on the acquired acreage.

        The Noble Agreement also contemplates a second closing at which we will acquire operated producing properties to be determined with reference to relevant regulatory restrictions. The purchase price payable at the second closing will be determined based on the amount of then-current production from the properties conveyed. The second closing is conditioned upon the receipt of a regulatory approval regarding certain of the properties to be transferred and may not occur for a substantial period of time or at all.

        A copy of the Noble Agreement is included as an exhibit to our current report on Form 8-K filed with the SEC on November 8, 2017, which is incorporated by reference into this prospectus supplement. The foregoing description of the Noble Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. This offering is not conditioned upon the completion of the GCII Acquisition, the concurrent notes offering or any other financing.

Concurrent Notes Offering

        Concurrently with this offering, and subject to market conditions, we are conducting a private offering of $550 million in aggregate principal amount of the senior notes, which we refer to as the concurrent notes offering. No senior notes are being offered by this prospectus supplement. The size of the concurrent notes offering may be increased or decreased depending on market conditions, or we may decide not to undertake that offering. The concurrent notes offering is conditioned upon the completion of this offering. The concurrent notes offering is not conditioned upon the closing of the GCII Acquisition; however, we expect the indenture governing the senior notes to contain a special mandatory redemption provision pursuant to which the notes will be mandatorily redeemed at a price equal to 100% of the aggregate principal amount of the senior notes plus accrued and unpaid interest if the GCII Acquisition is not completed.

Corporate Information

        Our common stock is quoted on the NYSE American under the symbol "SRCI."

        Our principal executive offices are located at 1675 Broadway, Suite 2600, Denver, Colorado 80202. Our telephone number is (720) 616-4300.

        We also maintain an internet website at www.srcenergy.com, which contains information about us. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Issuer	SRC Energy Inc.
Common stock offered(1)	35,000,000 shares (or 40,250,000 shares if the underwriters exercise their option to purchase additional shares in full)
Common stock to be outstanding after this offering	236,089,000 shares (or 241,339,000 shares if the underwriters exercise their option to purchase additional shares in full)
Option to purchase additional shares granted by us	The underwriters have an option to purchase a maximum of 5,250,000 additional shares. The option may be exercised within 30 days after the date of this prospectus supplement.
Use of proceeds

We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated fees and expenses, will be approximately $271.5 million ($312.2 million if the underwriters exercise their option to purchase 5,250,000 additional shares of our common stock in full).

We estimate that our net proceeds from our concurrent notes offering, after deducting initial purchaser discounts and commissions and estimated fees and expenses, will be approximately $539.0 million.

We intend to use the net proceeds from this offering and the concurrent notes offering to fund the GCII Acquisition, to pay related fees and expenses, to repurchase or redeem the existing senior notes and for general corporate purposes, which may include repaying amounts borrowed under our revolving credit facility. In addition, if the GCII Acquisition is not completed for any reason, we intend to use the net proceeds from this offering for general corporate purposes. See "Use of Proceeds." We are not required to redeem or repurchase the existing senior notes and may elect not to do so.

Conflicts of interest

Because more than 5% of the net proceeds of this offering, not including underwriters' discounts, may be received by affiliates of certain of the underwriters, to the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds, such underwriter would be considered to have a "conflict of interest" with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

Concurrent notes offering

Concurrently with this offering of shares of our common stock, and subject to market conditions, we are conducting a private offering of $550 million in aggregate principal amount of our senior notes. No senior notes are being offered by this prospectus supplement.

We cannot assure you that the concurrent notes offering will be completed or, if completed, on what terms it will be completed. This offering is not contingent upon the closing of the concurrent notes offering, however, the concurrent notes offering is contingent upon the closing of this offering.

NYSE American symbol	SRCI
Dividend policy

We have not paid dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. In addition, our revolving credit facility limits our ability to pay dividends and make other distributions on our common stock.

Risk factors

An investment in our common stock involves a significant degree of risk. We urge you to carefully consider all of the information described in the section entitled "Risk Factors" beginning on page S-11 of this prospectus supplement.

(1)
See "Description of Capital Stock" on page S-20 of this prospectus supplement for additional information regarding the common stock to be issued in this offering.

        The information above regarding the number of shares of our common stock outstanding is based on 201,089,000 shares of common stock outstanding as of October 31, 2017. The number of shares of our common stock outstanding as of that date does not include 8,833,079 shares reserved for issuance under our equity compensation plans, of which 1,156,462 restricted shares have been granted and are subject to issuance in the future based on the satisfaction of certain vesting criteria established pursuant to the respective awards, 951,884 performance-vested stock units have been granted and are subject to issuance in the future based on the Company's total shareholder return relative to a selected peer group of companies over the performance period (1,903,768 shares have been reserved for the issuance in the future of such performance-vested stock units in the event such units vest at the maximum multiplier), and 5,663,500 of which are issuable upon the exercise of outstanding options to purchase common stock. Our outstanding options have a weighted average exercise price of $9.37 per share as of October 31, 2017.

SUMMARY FINANCIAL INFORMATION

        The following table sets forth our summary financial data. On February 25, 2016, our Board of Directors approved a change in our fiscal year-end to December 31 from August 31. The summary financial data shown below for the year ended December 31, 2016, for the four-month transition period from September 1, 2015 to December 31, 2015, and for the years ended August 31, 2015 and 2014, has been derived from, and should be read together with, our audited consolidated financial statements and the related notes contained in the 2016 10-K. The summary financial data for the nine months ended September 30, 2017 and 2016 has been derived from, and should be read together with, our unaudited condensed consolidated financial statements and the related notes contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (the "2017 3Q 10-Q"). The unaudited condensed consolidated financial statements have been prepared without audit in accordance with accounting principles generally accepted in the United States of America for interim financial information and Article 10 of Regulation S-X of the SEC. In the opinion of our management, the unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position, results of operations and cash flows for the periods presented. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following tables together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2016 10-K and the 2017 3Q 10-Q and our historical consolidated financial statements and the related notes. The 2016 10-K and the 2017 3Q 10-Q are incorporated by reference in this prospectus supplement.

	For the Nine Months Ended September 30,		For the Year Ended December 31	For the Four Months Ended December 31	For the Year Ended August 31,
	2017	2016	2016	2015	2015	2014
Results of Operations (in thousands):
Revenues	$223,687	$68,454	$107,149	$34,138	$124,843	$104,219
Net income (loss)	91,664	(224,490)	(219,189)	(122,932)	18,042	28,853
Net income (loss) per common share:
Basic	0.46	(1.36)	(1.26)	(1.14)	$0.19	$0.38
Diluted	0.46	(1.36)	(1.26)	(1.14)	$0.19	$0.37
Certain Balance Sheet Information (in thousands):
Total Assets	$1,437,906	$992,619	$1,024,113	$672,616	$746,449	$448,542
Working (Deficit) Capital	(88,224)	34,361	(38,056)	24,992	93,129	(35,338)
Total Liabilities	496,286	159,558	183,374	166,106	174,052	167,052
Equity	941,620	833,061	840,739	506,510	572,397	281,490

ADJUSTED EBITDA

        In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("GAAP"), we use "adjusted EBITDA," a non-GAAP financial measure, for internal managerial purposes because management believes it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. The following table sets forth adjusted EBITDA for the three months, nine months, and twelve months ended September 30, 2017. We exclude the items listed in the table below from net loss in arriving at adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. This measure is not a measure of financial performance under GAAP and should be considered in addition to, not as a substitute for, cash flows from operations, investing, or financing activities, and it should not be viewed as a liquidity measure or indicator of cash flows reported in accordance with GAAP. Our definition of adjusted EBITDA may not be comparable to measures with similar titles reported by other companies. We define adjusted EBITDA as net income (loss) adjusted to exclude the impact of the items set forth in the table below.

	For the Three Months Ended	For the Nine Months Ended	For the Twelve Months Ended
	September 30, 2017
Adjusted EBITDA:
Net income (loss)	$43,848	$91,664	$96,965
Depreciation, depletion, and accretion	33,740	73,396	87,073
Full cost ceiling impairment	—	—	—
Income tax expense	—	—	—
Stock-based compensation	3,030	8,390	10,596
Mark-to-market of commodity derivative contracts:
Total (gain) loss on commodity derivatives contracts	2,383	(2,324)	1,809
Cash settlements on commodity derivative contracts	544	778	1,015
Interest income, net of interest expense	(16)	(47)	(113)
Adjusted EBITDA	$83,529	$171,857	$197,345

SUMMARY RESERVE INFORMATION

        The tables below set forth information regarding our estimated proved reserves as of September 30, 2017, December 31, 2016, December 31, 2015 and August 31, 2015, and are based on estimates made in reserve reports prepared by Ryder Scott (or, in the case of the September 30, 2017 data, internal estimates audited by Ryder Scott) and estimated PV-10 and standardized measure values of those reserves. Reserves cannot be measured exactly because reserve estimates involve subjective judgments. The estimates must be reviewed periodically and adjusted to reflect additional information gained from reservoir performance, new geological and geophysical data and economic changes. Neither PV-10 nor the standardized measure is intended to represent the current market value of the reserves. PV-10 is a non-GAAP measure that reflects the present value, discounted at 10%, of estimated future net revenues from our proved reserves before the imposition of corporate income taxes. It is derived from the standardized measure of discounted future net cash flows relating to proved oil and gas reserves. The standardized measure of discounted future net cash flows is determined by using estimated quantities of proved reserves and the periods in which they are expected to be developed and produced based on specified economic conditions. The estimated future production is based upon benchmark prices that reflect the unweighted arithmetic average of the first-day-of-the-month price for oil and gas during the preceding 12 months. The resulting estimated future cash inflows are then reduced by estimated future costs to develop and produce reserves based on current cost levels. No deduction is made for the depreciation, depletion or amortization of historical costs or for indirect costs, such as general corporate overhead. Present values are computed by discounting future net revenues by 10% per year.

        Below are estimates of our net proved reserves at September 30, 2017, all of which are located in Colorado:

	Oil (MBbls)	Gas (MMcf)	NGL (MBbls)(1)	MBOE
Proved:
Developed	25,234	193,295	20,523	77,973
Undeveloped	29,566	198,424	21,594	84,231

Total	54,800	391,719	42,117	162,204

(1)
For periods prior to January 1, 2017, we did not separately report estimates of proved reserves for NGLs. Instead, such estimates were included within natural gas estimates.

        Below are estimates of our net proved reserves at December 31, 2016, all of which are located in Colorado:

	Oil (MBbls)	Gas (MMcf)	MBOE
Proved:
Developed	7,435	62,570	17,863
Undeveloped	30,597	269,351	75,489

Total	38,032	331,921	93,352

        Below are estimates of our net proved reserves at December 31, 2015, all of which are located in Colorado:

	Oil (MBbls)	Gas (MMcf)	MBOE
Proved:
Developed	8,410	56,751	17,868
Undeveloped	17,969	181,919	48,289

Total	26,379	238,670	66,157

        Below are estimates of our net proved reserves at August 31, 2015, all of which are located in Colorado:

	Oil (MBbls)	Gas (MMcf)	MBOE
Proved:
Developed	7,393	46,026	15,064
Undeveloped	20,299	127,932	41,621

Total	27,692	173,958	56,685

        The following tabulations present the PV-10 value of our estimated reserves as of September 30, 2017, December 31, 2016, December 31, 2015 and August 31, 2015 (in thousands):

	Proved—September 30, 2017
	Developed
				Total Proved
	Producing	Non-producing	Undeveloped
Future cash inflow	$1,461,466	$383,109	$2,075,810	$3,920,385
Future production costs	(462,505)	(90,246)	(502,547)	(1,055,298)
Future development costs	(52,688)	(25,527)	(584,581)	(662,796)

Future pre-tax net cash flows	$946,273	$267,336	$988,682	$2,202,291

PV-10 (Non-U.S. GAAP)	$646,669	$185,293	$450,767	$1,282,729
Standardized measure				$1,137,950

	Proved—December 31, 2016
	Developed
				Total Proved
	Producing	Non-producing	Undeveloped
Future cash inflow	$414,230	$—	$1,766,443	$2,180,673
Future production costs	(177,138)	—	(466,955)	(644,093)
Future development costs	(29,634)	—	(554,903)	(584,537)

Future pre-tax net cash flows	$207,458	$—	$744,585	$952,043

PV-10 (Non-U.S. GAAP)	$154,261	$—	$322,087	$476,348
Standardized measure				$434,261

	Proved—December 31, 2015
	Developed
				Total Proved
	Producing	Non-producing	Undeveloped
Future cash inflow	$494,858	$—	$1,215,752	$1,710,610
Future production costs	(172,210)	—	(289,887)	(462,097)
Future development costs	(32,700)	—	(307,749)	(340,449)

Future pre-tax net cash flows	$289,948	$—	$618,116	$908,064

PV-10 (Non-U.S. GAAP)	$198,056	$—	$240,086	$438,142
Standardized measure				$390,953

	Proved—August 31, 2015
	Developed
				Total Proved
	Producing	Non-producing	Undeveloped
Future cash inflow	$554,366	$—	$1,492,249	$2,046,615
Future production costs	(211,911)	—	(441,098)	(653,009)
Future development costs	(30,985)	—	(479,735)	(510,720)

Future pre-tax net cash flows	$311,470	$—	$571,416	$882,886

PV-10 (Non-U.S. GAAP)	$225,834	$—	$212,447	$438,281
Standardized measure				$365,829

SUMMARY OPERATING INFORMATION

        The following table sets forth summary operating information for the year ended December 31, 2016, the four-month transition period from September 1, 2015 to December 31, 2015, the years ended August 31, 2015 and 2014, and the nine months ended September 30, 2017 and 2016.

	For the Nine Months Ended September 30,		For the Year Ended December 31	For the Four Months Ended December 31	For the Year Ended August 31,
	2017	2016	2016	2015	2015	2014
Certain Operating Statistics:
Production:
Oil (MBbls)	3,668	1,552	2,257	742	1,970	941
Gas (MMcf)	17,122	8,991	12,086	3,468	7,344	3,747
NGLs(MBbls)(1)	1,758	—	—	—	—	—
Total production in MBOE	8,280	3,050	4,271	1,320	3,194	1,566
Average net daily production in BOED	30,331	11,133	11,670	10,822	8,750	4,290
Average sales price per BOE	$26.86	$22.44	$25.09	$25.86	$39.09	$66.56
LOE per BOE	$1.68	$4.90	$4.67	$4.41	$4.70	$5.10
DDA per BOE	$8.86	$10.82	$10.93	$14.22	$20.62	$21.05

(1)
For periods prior to January 1, 2017, we did not separately report sales volumes, prices, and revenues for NGLs as we did not take title to these NGLs. Instead, the value attributable to these unrecognized NGL volumes was included within natural gas revenues as an increase to the overall price received.

RISK FACTORS

        An investment in our common stock offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, including under the heading "Risk Factors" in the accompanying prospectus and in our 2016 10-K, before making an investment decision. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or which we currently consider to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please see the section entitled "Special Note Regarding Forward-Looking Statements" in this prospectus supplement.

Risks Relating to the GCII Acquisition

If completed, the GCII Acquisition may not achieve its intended results and may result in us assuming unanticipated liabilities. To date, we have conducted only limited diligence regarding the assets and liabilities we would assume in the transaction.

        We entered into the Noble Agreement with the expectation that the GCII Acquisition would result in various benefits, growth opportunities and synergies. Achieving the anticipated benefits of the transaction is subject to a number of risks and uncertainties. For example, under the Noble Agreement, we have the opportunity to conduct customary environmental and title due diligence following the execution of the agreement, but our diligence efforts to date have been limited. As a result, we may discover title defects or adverse environmental or other conditions of which we are currently unaware. Environmental, title and other problems could reduce the value of the properties to us, and, depending on the circumstances, we could have limited or no recourse to the sellers with respect to those problems. We would assume substantially all of the liabilities associated with the acquired properties and would be entitled to indemnification in connection with those liabilities in only limited circumstances and in limited amounts. We cannot assure that such potential remedies will be adequate for any liabilities we incur, and such liabilities could be significant. In addition, certain of the properties to be acquired are subject to consents to assign. If the sellers cannot obtain all applicable consents, we may not be able to acquire certain properties as originally contemplated and our expected benefits of the GCII Acquisition may be adversely affected.

        In addition, the integration of operations following the GCII Acquisition will require the dedication of management and other personnel, which may distract their attention from our day-to-day business and operations and prevent us from realizing benefits from other opportunities. Completing the integration process may be more expensive than anticipated, and we cannot assure you that we will be able to effect the integration of these operations smoothly or efficiently or that the anticipated benefits of the transaction will be achieved.

Actual reserves and production associated with the properties to be acquired in the GCII Acquisition may be substantially less than we expect.

        As with other acquisitions, the success of the GCII Acquisition depends on, among other things, the accuracy of our assessment of the number and quality of the drilling locations associated with the properties to be acquired, future oil and natural gas prices, reserves and production, and future operating costs and various other factors. These assessments are necessarily inexact. Our assessment of certain of these factors is based in part on information provided to us by the sellers, including historical production data. Our independent reserve engineers have not provided a report regarding the estimates of reserves with respect to the properties subject to the GCII Acquisition. The assumptions on which our internal estimates have been based may prove to be incorrect in a number of material ways, resulting in our not realizing the expected benefits of the GCII Acquisition. In addition, the representations, warranties and indemnities of the sellers contained in the Noble Agreement are limited, and we may not have recourse against the sellers in the event that the acreage is less valuable than we currently believe. As a result, we may not recover the purchase price for the GCII Acquisition from the sale of production from the properties being acquired or recognize an acceptable return from such sales.

        The development of the properties to be acquired will be subject to all of the risks and uncertainties associated with oil and natural gas activities as described in the "Risk Factors" section of our 2016 10-K.

A significant portion of the value of the GCII Acquisition is associated with undeveloped acreage that may not be economic.

        A large portion of the acreage we are acquiring in the GCII Acquisition is undeveloped, and our plans, development schedule and production schedule associated with the acreage may fail to materialize. As a result, our investment in these areas may not be as economic as we anticipate, and we could incur material writedowns of unevaluated properties.

We will incur significant transaction expenses and costs in connection with the GCII Acquisition and may increase our indebtedness with the related financing transactions.

        We expect to incur a number of significant transaction-related costs associated with the GCII Acquisition, including costs associated with the potential issuance of the senior notes. We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the integration of the properties to be acquired, which may be significant.

        In addition, the issuance of the senior notes in connection with the closing of the GCII Acquisition, when and if issued, will increase our indebtedness. As a result, the risks described in the "Risk Factors" section of our 2016 10-K relating to indebtedness will be increased. In particular, see the risk factors entitled, "—Risks Relating to Our Business and the Industry—Our indebtedness adversely affects our cash flow and may adversely affect our ability to operate our business. Our ability to remain in compliance with debt covenants and make payments on our debt is subject to numerous risks", "—Risks Relating to Our Business and the Industry—Any failure to meet our debt obligations could harm our business, financial condition, and results of operations", and "—Risks Relating to Our Business and the Industry—Restrictive debt covenants could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions, and engage in other business activities that may be in our best interests".

The Noble Agreement contains conditions to closing, some of which are beyond our control, and we may be unable to consummate the GCII Acquisition in its entirety.

        The Noble Agreement contains customary closing conditions. It is possible that one or more of the conditions in the Noble Agreement will not be satisfied, and we may be unable or unwilling to consummate the GCII Acquisition. If the GCII Acquisition is not closed on account of a breach of any representations, warranties or covenants in the Noble Agreement on our part, we may be required to forfeit a deposit of $60.8 million.

        Closing of this offering is not conditioned on the closing of the GCII Acquisition. If the GCII Acquisition is not completed for any reason, we intend to use the net proceeds from this offering for general corporate purposes, which may include continuing to develop our acreage position in the Wattenberg Field in Colorado, funding a portion of our capital expenditure program or other uses.

Failure to complete the GCII Acquisition could negatively affect our stock price as well as our business and financial results.

        If the closing of the GCII Acquisition is not completed, we will be subject to a number of risks, including but not limited to the following:

  •
  we must pay costs related to the GCII Acquisition including, among others, legal, accounting and financial advisory fees, whether or not the GCII Acquisition is completed;

  •
  we may experience negative reactions from the financial markets;

  •
  we could be subject to litigation related to the failure to complete the GCII Acquisition.

        Each of these factors may adversely affect our business, financial results and stock price. This offering is not conditioned upon the consummation of the GCII Acquisition. As a result, if the GCII Acquisition is not consummated, holders of our common stock would be exposed to the risks described above and various other risks, including our inability to use the proceeds from this offering effectively and the additional dilution we would have incurred by issuing additional shares of our common stock in this offering.

Oil and natural gas prices may be affected by local and regional factors.

        The prices to be received for our production will be determined to a significant extent by factors affecting the local and regional supply of and demand for oil and natural gas, including the adequacy of the pipeline and processing infrastructure in the region to process and transport our production and that of other producers. Those factors result in basis differentials between the published indices generally used to establish the price received for regional natural gas production and the actual (frequently lower) price that we receive for our production. Our average differential for the twelve months ended December 31, 2016 was $(8.77) per barrel for oil and $(0.08) per Mcf for natural gas. These differentials are difficult to predict and may widen or narrow in the future based on market forces. The unpredictability of future differentials makes it more difficult for us to effectively hedge our production. Our hedging arrangements are generally based on benchmark prices and therefore do not protect us from adverse changes in the differential applicable to our production.

Risks Relating to the Offering and our Common Stock

We do not intend to pay dividends on our common stock, and our ability to pay dividends on our common stock is restricted.

        Since inception, we have not paid any cash dividends on our common stock. Cash dividends are restricted under the terms of our debt agreements, and we presently intend to continue the policy of using retained earnings for expansion of our business. Any future dividends also may be restricted by future agreements. The payment of dividends will also be limited by the terms of the senior notes, when and if issued. Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

The price of our common stock has been and may continue to be highly volatile, which may make it difficult for shareholders to sell our common stock when desired or at attractive prices.

        The market price of our common stock is highly volatile, and we expect it to continue to be volatile for the foreseeable future. Adverse events, including, among others:

  •
  changes in production volumes, worldwide demand and prices for oil and natural gas;

  •
  changes in market prices of oil and natural gas;

  •
  changes in securities analysts' estimates of our financial performance;

  •
  fluctuations in stock market prices and volumes, particularly among securities of energy companies;

  •
  changes in market valuations of similar companies;

  •
  changes in interest rates;

  •
  announcements regarding adverse timing or lack of success in discovering, acquiring, developing, and producing oil and natural gas resources;

  •
  announcements by us or our competitors of significant contracts, new acquisitions, discoveries, commercial relationships, joint ventures, or capital commitments;

  •
  decreases in the amount of capital available to us;

  •
  operating results that fall below market expectations or variations in our quarterly operating results;

  •
  loss of a major customer;

  •
  loss of a relationship with a partner;

  •
  the identification and severity of environmental events and governmental and other third-party responses to the events; or

  •
  additions or departures of key personnel,

could trigger significant declines in the price of our common stock. External events, such as news concerning economic conditions, counterparties to our natural gas or oil derivatives arrangements, changes in government regulations impacting the oil and gas exploration and production industries, actual and expected production levels from OPEC members and other oil-producing countries and the movement of capital into or out of our industry, also are likely to affect the price of our common stock, regardless of our operating performance. Furthermore, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally could affect the price of our common stock. Recently, the stock markets have experienced price and volume volatility that has affected many companies' stock prices. Stock prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These fluctuations may affect the market price of our common stock.

Investors in this offering may experience future dilution.

        In order to raise additional capital, effect acquisitions, or for other purposes, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share of this offering. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

        Sales of a substantial number of shares of our common stock could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. In addition, we, our directors and our executive officers have agreed not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, subject to certain exceptions. The underwriters may release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock or perceptions of such sales following the expiration of the 45-day period referred to above would have on the market price of our common stock.

Equity compensation plans may cause a future dilution of our common stock.

        To the extent options to purchase common stock under our equity incentive plans are exercised, or shares of restricted stock or other equity awards are issued based on satisfaction of vesting requirements, holders of our common stock will experience dilution.

        As of October 31, 2017 there were 8,833,079 shares reserved for issuance under our equity compensation plans, of which 1,156,462 restricted shares have been granted and are subject to vesting in the future based on the satisfaction of certain criteria established pursuant to the respective awards, 951,884 performance-vested stock units have been granted and are subject to issuance in the future based on the Company's total shareholder return relative to a selected peer group of companies over the performance period (1,903,768 shares have been reserved for the issuance in the future of such performance-vested stock units in the event such units vest at the maximum multiplier), and 5,663,500 of which are issuable upon the exercise of outstanding options to purchase common stock. Our outstanding options have a weighted average exercise price of $9.37 per share as of October 31, 2017.

Non-U.S. holders of our common stock, in certain situations, could be subject to U.S. federal income tax upon sale, exchange or disposition of our common stock.

        It is likely that we are, and will remain for the foreseeable future, a U.S. real property holding corporation for U.S. federal income tax purposes because our assets consist primarily of "United States real property interests" as defined in the applicable Treasury regulations. As a result, under the Foreign Investment in Real Property Tax Act ("FIRPTA"), certain non-U.S. investors may be subject to U.S. federal income tax on gain from the disposition of shares of our common stock, in which case they would also be required to file U.S. tax returns with respect to such gain, and may be subject to a withholding tax. In general, whether these FIRPTA provisions apply depends on the amount of our common stock that such non-U.S. investors hold and whether, at the time they dispose of their shares, our common stock is regularly traded on an established securities market within the meaning of the applicable Treasury regulations. So long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. investor who has owned, actually or constructively, more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. investor's holding period for its shares may be subject to U.S. federal income tax on the disposition of our common stock under FIRPTA. See "Material United States Federal Income Tax Considerations to Non U.S. Holders."

USE OF PROCEEDS

        We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated fees and expenses, will be approximately $271.5 million ($312.2 million if the underwriters exercise their option to purchase 5,250,000 additional shares of our common stock in full). We estimate that our net proceeds from our concurrent notes offering, after deducting initial purchaser discounts and commissions and estimated fees and expenses, will be approximately $539.0 million.

        We intend to use the net proceeds from this offering and the concurrent notes offering to finance the GCII Acquisition, to pay related fees and expenses, to redeem or repurchase our existing senior notes and for general corporate purposes, which may include repaying amounts borrowed under our revolving credit facility. If the GCII Acquisition is not completed for any reason, we intend to use the net proceeds from this offering for general corporate purposes. We would not expect the notes issued in the concurrent notes offering to remain outstanding if the GCII Acquisition is not completed. Pending use of the proceeds as described above, we intend to invest the proceeds of this offering and the concurrent notes offering in highly liquid cash equivalents or United States government securities. If the aggregate proceeds of this offering and the concurrent notes offering exceed the amount necessary to fund the cash purchase price of the GCII Acquisition, and pay related fees and expenses, and to redeem or repurchase the existing senior notes, we intend to use such excess proceeds for general corporate purposes, which may include repaying amounts borrowed under our revolving credit facility.

        As of September 30, 2017, the outstanding principal amount under our revolving credit facility was approximately $150 million. We used these funds for working capital purposes and for capital expenditures related to drilling and completions and for small acquisitions. The outstanding principal amount under the revolving credit facility accrues interest at a varying interest rate. For each borrowing, the Company designates its choice of reference rates, which can be either the Prime Rate plus a margin or London Interbank Offered Rate plus a margin. The interest rate margin, as well as other bank fees, varies with utilization of the revolving credit facility. Amounts borrowed under the revolving credit facility mature in December 2019. The existing senior notes bear interest at a fixed rate of 9.0% per annum and mature in June 2021.

        The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds from this offering and the concurrent notes offering in a manner other than as described in this prospectus supplement. We are not required to redeem or repurchase the existing senior notes and may elect not to do so.

        The following table outlines the sources and uses of funds for the GCII Acquisition and the redemption or repurchase of the existing senior notes. The table assumes that the GCII Acquisition and this offering and the concurrent notes offering are completed simultaneously, but this offering and the concurrent notes offering are expected to occur before completion of the GCII Acquisition. The table further assumes that the existing senior notes are redeemed at the redemption price provided for in the indenture governing those notes and that $148 million outstanding under our revolving credit facility is repaid. The table shows the purchase price for the first closing of the GCII Acquisition only, as the second closing is not expected to occur in the near future and the time for such closing is undetermined. We expect to pay the purchase price in the second closing using cash on hand and/or amounts borrowed under the revolving credit facility. Amounts in the table are in millions of dollars and are estimated, and actual amounts may vary from the estimated amounts.

Sources of funds		Uses of funds
Common stock offering(1)	$275	Purchase price(2)	$568
Concurrent notes offering(1)	$550	Transaction fees and expenses(3)	$20
		Redemption of existing senior notes	$89
		Repayment of revolving credit facility(4)	$148

Total	$825	Total	$825

(1)
Before discounts, commissions and expenses and assumes, where applicable, no exercise of the underwriters' over-allotment option to purchase additional shares.

(2)
Reflects the unadjusted purchase price for the closing of the GCII Acquisition. The Noble Agreement contemplates that there will be a second closing at which we will acquire properties to be determined with respect to relevant regulatory restrictions. The Noble Agreement sets forth a hypothetical purchase price for the properties to be acquired at the second closing of $40 million, but the actual purchase price will be determined with reference to then-current levels of production from the properties actually transferred.

(3)
Includes discounts, commissions and estimated expenses of this offering, the concurrent notes offering, and direct acquisition related costs.

(4)
As of November 7, 2017, the outstanding principal amount under our revolving credit facility was approximately $230 million, including $60.8 million of funds in escrow for the GCII Acquisition.

CAPITALIZATION

        The following table sets forth our capitalization and cash position as of September 30, 2017 on:

  •
  an actual basis;

  •
  an as-adjusted basis to give effect to (i) this offering with proceeds of $271.5 million (but not the application of the proceeds therefrom), after deducting the underwriting discounts and commissions and estimated offering expenses (assuming no exercise of the underwriters' option to purchase additional shares) and (ii) the concurrent notes offering with proceeds of $539.0 million (but not the application of the proceeds therefrom), after deducting the initial purchaser discounts and commissions and estimated offering expenses; and

  •
  an as further adjusted basis to give effect to the completion of the first closing of the GCII Acquisition, the redemption of the existing senior notes, and the repayment of amounts borrowed under our revolving credit facility.

        This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and the accompanying notes, incorporated by reference into this prospectus supplement and the accompanying prospectus and "Use of Proceeds" in this prospectus supplement. In addition, investors should not place undue reliance on the as-adjusted or as-further-adjusted pro forma information included below because this offering is not contingent upon completion of any of the transactions reflected in the adjustments below.

	As of September 30, 2017
	Actual	As Adjusted	As Further Adjusted
	(unaudited; in thousands)
Cash and cash equivalents(1)	$21,325	$831,815	$26,815

Debt:
Existing 9.0% senior notes	$80,000	$80,000	$—

Senior notes offered in the concurrent notes offering	$—	$550,000	$550,000

Revolving credit facility(2)	$150,000	$150,000	$2,000

Total debt(2)	$230,000	$780,000	$552,000

Stockholders' equity:
Total stockholders' equity	$941,620	$1,213,110	$1,213,110

Total capitalization	$1,171,620	$1,993,110	$1,765,110

(1)
Reflects unadjusted purchase price for the closing of the GCII Acquisition.

(2)
Reflects borrowings as of September 30, 2017. As of November 7, 2017, the outstanding principal amount under our revolving credit facility was approximately $230 million, including $60.8 million of funds in escrow for the GCII Acquisition.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock is traded on the NYSE American under the symbol "SRCI." The following table includes the high and low sales prices for our common stock as reported on the NYSE American for the periods presented.

Period Ended	High	Low
Three Months Ended November 30, 2014	$13.75	$8.05
Three Months Ended February 28, 2015	$13.50	$8.14
Three Months Ended May 31, 2015	$12.98	$10.40
Three Months Ended August 31, 2015	$12.82	$9.04
Three Months Ended November 30, 2015	$12.12	$9.51
Four Months Ended December 31, 2015	$12.12	$8.31
Three Months Ended March 31, 2016	$9.09	$5.41
Three Months Ended June 30, 2016	$8.74	$5.34
Three Months Ended September 30, 2016	$7.49	$5.87
Three Months Ended December 31, 2016	$10.38	$6.30
Three Months Ended March 31, 2017	$9.40	$7.20
Three Months Ended June 30, 2017	$9.07	$6.19
Three Months Ended September 30, 2017	$9.76	$6.61
Three Months Ended December 31, 2017 (through November 7, 2017)	$10.22	$8.58

        The closing price of our common stock on the NYSE American on November 7, 2017 was $9.02 per share.

        As of November 7, 2017, there were 87 holders of record of our issued and outstanding common stock.

DIVIDEND POLICY

        Since inception, we have not paid any cash dividends on common stock. Cash dividends are restricted under the terms of our credit facility, and we presently intend to continue the policy of using retained earnings for expansion of our business. Any future dividends also may be restricted by future agreements, including the indenture governing the senior notes.

DESCRIPTION OF CAPITAL STOCK

        The total number of shares of all classes of stock that we have authority to issue is 310,000,000, consisting of 300,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of November 7, 2017, we had 201,092,409 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Our borrowing arrangements limit our ability to pay dividends.

        Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no provisions regarding conversion, redemption, sinking fund or any other similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including: the designation of the series and the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding. The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our shareholders, unless shareholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our shareholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek shareholder approval.

        Our board of directors could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or that might result in shareholders receiving a premium for their stock over the then current market price of the stock.

Certain Provisions of Our Articles of Incorporation and Bylaws and Colorado Law

        In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."

        Certain provisions of our articles of incorporation and bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult. These provisions, which are summarized below, may discourage certain types of takeover practices and inadequate takeover bids. These provisions may also encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions of our articles of incorporation and bylaws may also be significant because they define certain aspects of our corporate governance.

        Election of Directors.    The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board and designate the directors to fill the vacancies.

        No Cumulative Voting.    Our articles of incorporation provide that no shareholder is permitted to cumulate its votes in the election of directors or otherwise.

        Advance Notice Bylaws.    Our bylaws require a shareholder seeking to nominate a candidate for election as director or to propose other business at a meeting of shareholders to provide us notice of the proposed candidate or business within a specified period in advance of the meeting.

        Vote Required to Amend Articles of Incorporation and Quorum.    Under the Colorado Business Corporation Act, a proposed amendment to our articles of incorporation may be approved by shareholders if the number of votes cast in favor of the amendment exceeds the number of votes cast against. In addition, as permitted by the Colorado Business Corporation Act, our articles of incorporation provide that a quorum will exist at a meeting of our shareholders if holders of shares representing one-third of the voting power entitled to vote are present or represented by proxy at the meeting.

        Limitations on Liability.    Our articles of incorporation provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions under the Colorado Business Corporation Act. In addition, we have entered into indemnification agreements with our directors and certain of our officers. The existence of such limitations on liability and indemnification may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

Listing

        Our common stock is listed for quotation on the NYSE American under the symbol "SRCI."

Transfer Agent and Registrar

        Corporate Stock Transfer is the transfer agent and registrar for our common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS TO NON-U.S. HOLDERS

        The following summary is a description of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders. The discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of such holder's personal circumstances. In particular, this discussion does not address the U.S. federal income tax consequences of ownership of our common stock by investors that do not hold the stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, or the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as:

  •
  dealers in securities;

  •
  traders in securities;

  •
  persons holding common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle, hedge or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain former citizens or long-term residents of the United States;

  •
  foreign governments or international organizations;

  •
  financial institutions;

  •
  controlled foreign corporations and passive foreign investment companies, and shareholders of such entities;

  •
  real estate investment trusts and the shareholders of such trusts;

  •
  insurance companies;

  •
  regulated investment companies and shareholders of such companies;

  •
  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

        Non-U.S. holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not include any non-U.S. income tax laws or state and local tax laws that may be applicable to a particular investor and does not consider any aspects of U.S. federal estate or gift tax law.

        You are a "non-U.S. holder" of our common stock if you are a beneficial owner of the stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and are not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or

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  a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences of such partnership and the partners in such partnership generally will depend on the status and tax situs of each of the partners and the activities of the partnership. Partners of partnerships considering the purchase of our common stock are encouraged to consult with their independent tax advisors.

        As described in more detail below, the U.S. federal income tax consequences to a non-U.S. holder conducting a trade or business in the United States will depend on whether the income or gain at issue is effectively connected with the conduct of such U.S. trade or business.

        This summary is based upon the Code, current, temporary and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock. Any such change may adversely affect a non-U.S. holder.

        IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION.

Dividend Distributions

        As discussed under "Dividend Policy" above, we do not currently expect to make distributions on our common stock. In the event that we do make distributions with respect to the shares of our common stock, those distributions, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder's conduct of U.S. trade or business. Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces the non-U.S. holder's adjusted tax basis in our common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of our common stock as described below under "Sale, Exchange or Other Taxable Disposition of Stock."

        Under the terms of an applicable U.S. income tax treaty (if any), the withholding tax may not apply, or may apply at a reduced rate. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and disclosure requirements (generally by providing our paying agent or a relevant withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Dividends that are effectively connected with the conduct of a non-U.S. holder's trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder, are not subject to U.S. federal withholding tax if such non-U.S. holder provides our paying agent or a relevant withholding agent with an IRS Form W-8ECI, and generally will be subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends.

Sale, Exchange or Other Taxable Disposition of Stock

        Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—Foreign Accounts," any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of common stock generally will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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  we are or have been a United States real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition, and (ii) the non-U.S. holder's holding period for its shares of our common stock and, if shares of our common stock are "regularly traded on an established securities market," the non-U.S. holder owned, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

        Gain described in the first bullet point above will be subject to U.S. federal income tax in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

        It is likely that we are currently a USRPHC for U.S. federal income tax purposes and it is likely that we will remain one in the future. However, so long as our common stock continues to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder who actually or constructively owns or owned more than 5% of our common stock at any time during the shorter of (i) the five year period preceding the date of disposition or (ii) the holder's holding period (a "greater-than-five percent shareholder") will be subject to U.S. federal income tax on the disposition of our common stock as a result of our USRPHC status. A greater-than-five percent shareholder generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Such a non-U.S. holder generally would be required to file a U.S. federal income tax return in respect of such gain. No withholding is required upon any sale or other taxable disposition of our common stock if it is regularly traded on an established securities market. If our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder will be subject to tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such non-U.S. holder's percentage ownership of our common stock.

Information Reporting and Backup Withholding

        We must report annually to the IRS the amount of dividends or other distributions paid to non-U.S. holders on shares of our common stock and the amount of tax we withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder will not be subject to backup withholding tax (currently at a rate of 28%) on reportable payments the non-U.S. holder receives on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of the holder's status as a non-U.S. person.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the U.S. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a U.S. broker or a broker which is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the holder's status as a non-U.S. person or other exempt status.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability (if any), provided the required information is properly furnished to the IRS on a timely basis.

Foreign Accounts

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally impose a 30% withholding tax on "withholdable payments," which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to withhold on payments to non-compliant foreign financial institutions and certain account holders, and collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock, and will apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019. Prospective non-U.S. holders should consult their own tax advisors with respect to the potential tax consequences of FATCA.

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UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as representatives, the following respective numbers of shares of common stock at a price of $7.76 per share, which will result in $271,600,000 of proceeds to us before expenses:

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	12,075,000
J.P. Morgan Securities LLC	9,712,500
Citigroup Global Markets Inc.	1,575,000
SunTrust Robinson Humphrey, Inc.	1,575,000
KeyBanc Capital Markets Inc.	875,000
BMO Capital Markets Corp.	787,500
Capital One Securities, Inc.	787,500
Deutsche Bank Securities Inc.	787,500
Johnson Rice & Company L.L.C.	787,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	787,500
Raymond James & Associates, Inc.	787,500
Scotia Capital (USA) Inc.	787,500
Wells Fargo Securities, LLC.	787,500
Piper Jaffray & Co.	525,000
Robert W. Baird & Co. Incorporated	525,000
Stephens Inc.	525,000
Stifel, Nicolaus & Company, Incorporated	525,000
Imperial Capital, LLC	262,500
Seaport Global Securities LLC	262,500
Tuohy Brothers Investment Research, Inc.	262,500

Total	35,000,000

        The underwriters are offering the common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 5,250,000 additional shares at the initial public offering price less the underwriting discounts and commissions.

        The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.144 per share. After the offering of the shares to the public, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

        The following table summarizes the underwriting discount and commissions payable by us in connection with the offering:

	Per Share		Total
	Without Option	With Option	Without Option	With Option
Underwriting discount and commissions paid by us	$0.24	$0.24	$8,400,000	$9,660,000

        We estimate that our out of pocket expenses for this offering will be approximately $110,000. The underwriters have agreed to reimburse us for certain expenses related to the offering.

        Subject to certain exceptions, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC for a period of 45 days after the date of this prospectus supplement.

        Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC for a period of 45 days after the date of this prospectus supplement. Notwithstanding the immediately preceding sentence, each officer and director may, without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, (i) effect the cashless exercise or net share settlement of options to acquire our common stock or other awards granted pursuant to our equity incentive plans, (ii) transfer to us any shares of our common stock or have us withhold any shares of our common stock from issuance for purposes of satisfying any tax withholding obligation that arises in connection with the vesting of such awards (so long as the purpose of such transfer is noted on any public report filed under the Exchange Act, and provided no such filing or other public announcement shall be voluntarily made), and (iii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that such plan does not provide for any transfers of shares of our common stock during the 45-day lock-up period referred to above and provided further that no filing with the SEC or other public announcement shall be required or voluntarily made by such officer or director or any other person in connection therewith. In addition, our directors and executive officers may transfer an aggregate of up to 500,000 shares of common stock that would otherwise be subject to the restriction on transfer.

        We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The shares of common stock are listed on the NYSE American under the symbol "SRCI."

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. JPMorgan Chase Bank, National Association, which is an affiliate of J.P. Morgan Securities LLC, and Credit Suisse AG, Cayman Islands Branch, which is an affiliate of Credit Suisse Securities (USA) LLC, act as agents and lenders under the Company's revolving credit agreement, for which they receive customary fees and may receive a portion of the net proceeds of this offering used to repay amounts outstanding under the revolving credit facility. Certain of the underwriters and their affiliates may hold existing senior notes and may receive a portion of the proceeds of this offering used to redeem those notes.

Conflicts of Interest

        Certain of the underwriters or their affiliates are lenders under our revolving credit facility and may receive a portion of the net proceeds of this offering used to repay amounts outstanding under the revolving credit facility. At least 5% of the net proceeds of this offering may be directed to one or more of the underwriters (or their affiliates). The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a "conflict of interest" under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of additional shares that they have the option to purchase. In a naked short position, the number of shares involved is greater than the number of additional shares that they have the option to purchase. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares through their option to purchase such shares. If the underwriters sell more shares than could be covered by their option to purchase additional shares, i.e., they create a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE American or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Selling Restrictions

General

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

Resale Restrictions

        The distribution of the common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

        By purchasing common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions;

  •
  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

  •
  where required by law, the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

        Canadian purchasers are hereby notified that the Underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        Each of the underwriters severally represents warrants and agrees as follows:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21 of the FSMA does not apply to us; and

          (b)   it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

        This document is not intended to constitute an offer or solicitation to purchase or invest in the securities described herein. The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the securities have been or will be filed with or approved by any Swiss regulatory authority. The securities are not subject to supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the securities will not benefit from protection or supervision by such authority.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference to SRC Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of SRC Energy Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements and the financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of Synergy Resources Corporation for the year ended August 31, 2015 and the Transition Report on Form 10-K for the four month transition period ended December 31, 2015 have been so incorporated in reliance on the reports of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT PETROLEUM CONSULTANTS

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement and the accompanying prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott Company L.P., an independent petroleum and natural gas consulting firm, and has been included and incorporated by reference into this prospectus supplement and the accompanying prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We have filed a registration statement on Form S-3 to register the securities to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

        We also maintain an Internet website at www.srcenergy.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed with the SEC are incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  the information in our Definitive Proxy Statement on Schedule 14A filed on April 21, 2017, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2016, and September 30, 2017;

  •
  our Current Reports on Form 8-K filed on March 24, 2017, June 20, 2017, August 22, 2017, and November 8, 2017; and

  •
  all documents, or portions thereof, filed by us subsequent to the date of this prospectus supplement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby.

        Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus supplement or the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. For information with regard to other documents incorporated by reference in the accompanying prospectus, see "Incorporation of Certain Documents by Reference" in the accompanying prospectus.You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:

Investor Relations
SRC Energy Inc.
1675 Broadway, Suite 2600
Denver, Colorado 80202
(720) 616-4300

PROSPECTUS

SYNERGY RESOURCES CORPORATON

Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Purchase Contracts
Debt Securities
Units

        We may offer from time to time shares of our common stock, shares of our preferred stock, depositary shares, warrants, rights, purchase contracts, debt securities and units that include any of these securities.

        We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of the offering in supplements to this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

        Our common stock is quoted on the NYSE MKT under the symbol "SYRG." The last reported sale price of our common stock on September 10, 2015 was $9.56 per share.

        Investing in our securities involves significant risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, and the selling shareholders may offer common stock, in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, a prospectus supplement will be provided that contains specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses filed with the Commission, includes all material information relating to these offerings and securities. The prospectus supplement may include additions, updates or changes to any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We and the selling shareholders urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Documents By Reference," before buying any of the securities being offered.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No one else has been authorized to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the Commission's website or at their offices mentioned under the heading "Where You Can Find More Information."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

SYNERGY RESOURCES CORPORATION

        We are a growth-oriented independent oil and gas company engaged in the acquisition, development, and production of crude oil and natural gas in and around the Denver-Julesburg Basin ("D-J Basin") of Colorado. The D-J Basin generally extends from the Denver metropolitan area throughout northeast Colorado into Wyoming, Nebraska, and Kansas. It contains hydrocarbon-bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, Sussex, J-Sand, and D-Sand. The area known as the Wattenberg Field covers the western flank of the D-J Basin, particularly in Weld County, Colorado. The area has produced oil and natural gas for over fifty years. Substantially all of our producing wells are either in or adjacent to the Wattenberg Field.

        Our principal executive offices are located at 20203 Highway 60, Platteville, Colorado 80651, our telephone number at these offices is (970) 737-1073 and our website is www.syrginfo.com. In August 2015 we opened an office at 1625 Broadway, Suite 300, Denver, Colorado 80202. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes, and the documents we incorporate by reference herein contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts are forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "should," "seek," "on-track," "plan," "project," "forecast," "intend," or "anticipate" or the negative thereof or comparable terminology, or by discussions of vision, strategy, or outlook, including statements related to our beliefs and intentions with respect to our growth strategy, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, our actual results may differ materially from those projected by any forward-looking statements. You should consider carefully the statements under the "Risk Factors" section of this prospectus and the other disclosures contained herein, which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

  •
  volatility of oil and natural gas prices;

  •
  operating hazards that result in losses;

  •
  uncertainties in the estimates of proved reserves;

  •
  effect of seasonal weather conditions and wildlife restrictions on our operations;

  •
  our need to expand our oil and natural gas reserves;

  •
  our ability to obtain adequate financing;

  •
  availability and capacity of gathering systems and pipelines for our production;

  •
  effect of local and regional factors on oil and natural gas prices;

  •
  incurrence of ceiling test write-downs;

  •
  our inability to control operations on properties we do not operate;

  •
  our ability to market our production;

  •
  the strength and financial resources of our competitors;

  •
  identifying future acquisitions;

  •
  uncertainty in global economic conditions;

  •
  legal and/or regulatory compliance requirements;

  •
  the amount of our indebtedness and ability to maintain compliance with debt covenants;

  •
  our need for capital;

  •
  key executives allocating a portion of their time to other business interests; and

  •
  effectiveness of our disclosure controls and our internal controls over financial reporting.

        We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation. Readers are urged not to place undue reliance on these forward-looking statements. Readers are also urged to carefully review and consider the various disclosures made by us in our reports filed with the Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the Commission's Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We maintain a website at www.syrginfo.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

        We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

  •
  Our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, filed with the Commission on October 30, 2014, as amended by Amendment No. 1 thereto filed with the Commission on June 23, 2015 (File No. 001-35245);

  •
  Our Quarterly Report on Form 10-Q for the fiscal period ended November 30, 2014, filed with the Commission on January 9, 2015, as amended by the Quarterly Report on Form 10-Q/A filed with the Commission on August 3, 2015 (File No. 001-35245);

  •
  Our Quarterly Report on Form 10-Q for the fiscal period ended February 28, 2015, filed with the Commission on April 9, 2015 (File No. 001-35245);

  •
  Our Quarterly Report on Form 10-Q for the fiscal period ended May 31, 2015, filed with the Commission on July 10, 2015 (File No. 001-35245)

  •
  A description of our capital stock contained in our Form 8-A filed with the Commission on July 19, 2011 (File No. 001-35245); and

  •
  Our Current Reports on Form 8-K, filed with the Commission on October 21, 2014, November 4, 2014, November 4, 2014, December 18, 2014, December 22, 2014, January 2, 2015, January 14, 2015, January 20, 2015, January 23, 2015, January 23, 2015, January 28, 2015, February 4, 2015, February 19, 2015, February 26, 2015, March 11, 2015, March 26, 2015, April 2, 2015, April 13, 2015, May 1, 2015, May 8, 2015, May 26, 2015, June 2, 2015, June 8, 2015, June 12, 2015, July 10, 2015, July 17, 2015, August 4, 2015, August 17, 2015, and August 27, 2015 (File No. 001-35245) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

        We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of this prospectus and any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to the Secretary at Synergy Resources Corporation, 20203 Highway 60, Platteville, CO 80651. Our telephone number at these offices is (970) 737-1073.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended August 31, 2014 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2014, February 28, 2015, and May 31, 2015, and in our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. When any securities are offered and sold pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
FIXED CHARGES PLUS PREFERRED STOCK DIVIDENDS

        Our consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges plus preferred stock dividends for each of the periods indicated are as follows:

		Year Ended August 31,
	Nine Months Ended May 31, 2015
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	13	31	13	57	(1)	(3)

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes from continuing operations plus fixed charges, less capitalized interest. Fixed charges include interest expense and capitalized interest.

DESCRIPTION OF CAPITAL STOCK

        The total number of shares of all classes of stock that we have authority to issue is 210,000,000, consisting of 200,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of September 10, 2015, we had 105,025,453 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Our borrowing arrangements limit our ability to pay dividends. It is not anticipated that dividends will be paid in the foreseeable future.

        Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no provisions regarding conversion, redemption, sinking fund or any other similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including: the designation of the series and the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding.

        The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with an offering of preferred stock.

        The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our shareholders, unless shareholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our shareholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek shareholder approval.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our shareholders might believe to be in their best interests or that might result in shareholders receiving a premium for their stock over the then current market price of the stock.

Certain Provisions of Our Articles of Incorporation and Bylaws and Colorado Law

        In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the Commission, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."

        Certain provisions of our articles of incorporation and bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult. These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, and to protect our ability to utilize certain tax losses to offset current or future taxable income, which could reduce our future federal and state income tax liability. These provisions of our articles of incorporation and bylaws may also be significant because they define certain of the aspects of our corporate governance.

        Election of Directors. The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board and designate the directors to fill the vacancies.

        No Cumulative Voting. Our articles of incorporation provide that no shareholder is permitted to cumulate its votes in the election of directors or otherwise.

        Vote Required to Amend Articles of Incorporation and Quorum. Under the Colorado Business Corporation Act, a proposed amendment to our articles of incorporation may be approved by shareholders if the number of votes cast in favor of the amendment exceed the number of votes cast against. In addition, as permitted by the Colorado Business Corporation Act, our articles of incorporation provide that a quorum will exist at a meeting of our shareholders if holders of shares representing one-third of the voting power entitled to vote are present or represented by proxy at the meeting.

        Limitations on Liability. Our articles of incorporation provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions under the Colorado Business Corporation Act.

We have also obtained policies of directors' and officers' liability insurance. These policies insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

Listing

        Our common stock is listed for quotation on the NYSE MKT under the symbol "SYRG."

Transfer Agent and Registrar

        Corporate Stock Transfer is the transfer agent and registrar for our common stock.

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

        Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

        If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

        Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

        Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, depositary shares, purchase contracts, debt securities or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

        If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

  •
  the offering price;

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the dates or periods during which the warrants can be exercised;

  •
  whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

  •
  any special tax implications of the warrants or their exercise;

  •
  any anti-dilution provisions of the warrants;

  •
  any redemption or call provisions applicable to the warrants; and

  •
  any other terms of the warrants.

Transfers and Exchanges

        A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

        Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

        After this time, unless we have extended the expiration date, the unexercised warrants will be void.

        Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

  •
  warrant certificates properly completed; and

  •
  payment of the exercise price.

        As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

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  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

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  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

        We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed after such offering.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:

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  the date of determining the securityholders entitled to the rights distribution;

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  the price, if any, for the rights;

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  the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the right;

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  the number of rights issued to each securityholder;

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  the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each right;

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  any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;

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  the extent to which the rights are transferable;

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  the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;

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  any applicable federal income tax considerations; and

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  any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

        If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

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  the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

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  the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

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  the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

  •
  the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

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  whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

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  the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

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  the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

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  the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF DEBT SECURITIES

        Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

  •
  in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

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  in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

        Both the senior indenture and the subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

        Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

        As used in this section of the prospectus and under the captions "Description of Capital Stock," "Description of Warrants," "Description of Rights," "Description of Purchase Contracts," and "Description of Units," the terms "we," "us" and "our" mean Synergy Resources Corporation. Although we do not currently have any subsidiaries, references to our subsidiaries in this "Description of Debt Securities" refer to future subsidiaries which we may form and which may in the future be co-issuers or guarantors of such debt securities. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the indentures.

        Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully and unconditionally guaranteed by some or all of our subsidiaries.

        Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries' ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

        The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

        These terms will include some or all of the following:

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  the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the ability to issue additional debt securities of the same series;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities;

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  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

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  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

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  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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  any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

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  any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

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  the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

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  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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  the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock or other securities or property of ours or of another Person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

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  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

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  the depository for global or certificated debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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  to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a global debt security will be paid if other than in the manner provided in the applicable indenture;

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  if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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  the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

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  the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

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  if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

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  to add to, change, or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

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  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

        Under the subordinated indenture, "Senior Debt" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

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  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

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  any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

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  all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, Senior Debt does not include:

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  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

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  any of our indebtedness in respect of the subordinated debt securities;

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  any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

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  any of our indebtedness to any subsidiary; and

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  any liability for federal, state, local or other taxes owed or owing by us.

        Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

        If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in Junior Securities) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

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  any dissolution or winding-up or liquidation or reorganization of us (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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  any general assignment by us for the benefit of creditors; or

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  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

        The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

        If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

        Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

        In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

        Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

  •
  remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

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  be binding upon each guarantor subsidiary; and

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  inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

        In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

        To the extent set forth in an accompanying prospectus supplement, we may not merge with or into or consolidate with another entity or sell, assign,transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation, or the entity formed by or surviving such merger or consolidation, or to which such sale, assignment, transfer, lease or conveyance has been made, and such entities, if other than us, have expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

  •
  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

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  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, and such failure continues for 30 days;

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  our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

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  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

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  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default provided with respect to securities of that series.

        If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

        However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity.

        Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless: o an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

  •
  the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee shall not have instituted such action within 60 days of such request; and

  •
  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

        As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

        We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("legal defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

  •
  change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

  •
  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify any of the above provisions.

        Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

        Unless otherwise indicated in the applicable prospectus supplement:

        Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC's or such participant's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

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  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

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  we determine in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, preferred stock, depositary shares, warrants, rights, purchase contracts, debt securities, or any combination of such securities. The applicable prospectus supplement will describe:

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  the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

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  the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange of the units.

 FORMS OF SECURITIES

        We may issue the warrants, purchase contracts, debt securities, and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as "participants" or persons that may hold interests through such participants.

        Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

        Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in certificated form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in certificated form in exchange for all of the global security or securities representing such securities. Any securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling shareholder(s).

 PLAN OF DISTRIBUTION

        We and the selling shareholders may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of rights that may be distributed to security holders. We and the selling securityholders may use these methods in any combination.

        The terms of the offering of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

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  the name or names of any underwriters;

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  the names or names of any selling shareholder;

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  the purchase price of the securities and the proceeds we or the selling shareholders will receive from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement or information incorporated by reference will be underwriters of the securities offered thereby.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

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  block transactions (which may involve crosses) and transactions on the NYSE MKT or any other organized market where the securities may be traded;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

        We or the selling shareholders may use an underwriter or underwriters in the offer or sale of the securities.

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  If an underwriter or underwriters is used, the offered securities will be acquired by the underwriters for their own accounts.

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  The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, will be included in the prospectus supplement.

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  The underwriters will use this prospectus and the prospectus supplement to sell the securities.

        We or the selling shareholders may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

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  to purchase up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of the securities at an agreed price per share of common stock; or

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  to purchase up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of the common stock or any other outstanding security.

        The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

        The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

        We or the selling shareholders may use a dealer to sell the securities.

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  If a dealer is used, we or the selling shareholders, as applicable, will sell the securities to the dealer as principal.

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  The dealer will then resell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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  The name of the dealer and the terms of the transactions with the dealer in the prospectus supplement will be included.

        If we offer securities in a rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a rights offering for us.

By Agents

        We or the selling shareholders may designate agents to solicit offers to purchase the securities.

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  Any agent involved in offering or selling the securities, and any commissions to be paid to the agent, will be named and described in the prospectus supplement.

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  Unless otherwise indicated in the prospectus supplement, the agents will act on a best efforts basis for the period of their appointment.

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  The agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

By Delayed Delivery Contracts

        We or the selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price under delayed delivery contracts.

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  If delayed delivery contracts are used, such use will be disclosed in the prospectus supplement, which will also tell you when payment will be demanded and delivery of the securities under the delayed delivery contracts will occur.

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  These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

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  The prospectus supplement will indicate the commission that underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

Direct Sales

        We or the selling shareholders may directly solicit offers to purchase securities, and may directly sell securities to institutional or other investors, including affiliates. The terms of any direct sales will be described in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We and the selling shareholders may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us or the selling shareholders in the ordinary course of business.

        Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

        Representatives of the underwriters through whom the securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

        Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us, our subsidiaries or the selling shareholders in the ordinary course of business.

Fees and Commissions

        If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with applicable NASD rules.

LEGAL MATTERS

        Certain legal matters in connection with the securities offered hereby will be passed on for us by Hart & Hart, LLC, Denver, Colorado. Any selling shareholders or underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The financial statements of Synergy Resources Corporation as of and for the year ended August 31, 2014 and management's assessment of the effectiveness of internal control over financial reporting as of August 31, 2014 incorporated by reference herein have been so incorporated in reliance on the reports of EKS&H, LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information relating to our oil and natural gas reserves, as of August 31, 2014, incorporated herein by reference, including all statistics and data, was derived from the audit report dated October 9, 2014, evaluating our oil and natural gas properties, prepared by Ryder Scott & Company, our independent petroleum engineer, in reliance on the authority of such firm as experts in the oil and natural gas industry.